Internet Stock Market Resources, Inc. Announces The Signing Of Cyber America Corp. As New Client

ST. PETERSBURG, Fla., June 7 /PRNewswire/ -- Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR - news) is announcing the addition of Cyber America Corp. (OTC Bulletin Board: CYAA - news) to its listed member organization.

Cyber America is a real estate Vulture Fund which acquires distressed or financially handicapped properties and then further develops or markets them towards a profitable return. The company is currently developing 1079 acres of casino, commercial and residential land in Oasis, Nev., a residential development in Tucson, Ariz., a mixed use development in Ogden, Utah, several commercial developments in Salt Lake City near the Convention Center, a 140 room Hotel in Baton Rouge, La., as well as an industrial property in Cheriton, Va. For on-line investor information on CYAA go to:

http://www.internetstockmarket.com/corpprof/c/cyaa.html Additional information about Cyber America Corp. by emailing to: Hudconsult@aol.com or calling: Richard Surber, (President) 801-575-8073 ext. 106

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: Ameralia,Inc., (Nasdaq: AALA - news), Infinite Group (Nasdaq: IMCI - news), iVision Group (OTC Bulletin Board: IVIG - news), Voxware(R), Inc. (Nasdaq: VOXW - news), and First Florida Communications, Inc. (OTC Bulletin Board: FFCI news)


Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to Cyber America Corp., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com

Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.